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                                   EX-99.B.8.2

                   FIRST AMENDMENT TO PARTICIPATION AGREEMENT

Pursuant to the Participation Agreement made and entered into in June 1998, by and among AIM Variable Insurance Funds, Inc., AIM Distributors, Inc., and Aetna Life Insurance and Annuity Company, the parties do hereby agree to amend the last clause of the first paragraph as follows:

       and Aetna Investment Services, Inc., a registered broker-dealer, the principal underwriter of the Contracts ("UNDERWRITER") (collectively, the "Parties").

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to the Participation Agreement to be executed in its name and on its behalf by its duly authorized representative. The Amendment shall take effect on November 17, 2000.


                                        AIM VARIABLE INSURANCE FUNDS, INC.

Attest: /s/ Nancy L. Martin             By:  /s/ Robert H. Graham
        ----------------------------         ------------------------------
Name:  Nancy L. Martin                  /S/ NLM  Name: Robert H. Graham
Title:  Assistant Secretary             Title: President


                                        A I M DISTRIBUTORS, INC.

Attest: /s/ Nancy L. Martin             By:  /s/Michael J. Cemo
         ---------------------------         -----------------------------
Name:  Nancy L. Martin                  Name:  Michael J. Cemo
Title:  Assistant Secretary             Title:  President

                                        AETNA LIFE INSURANCE AND ANNUITY
                                        COMPANY, on behalf of itself and its
                                        separate accounts

Attest: /s/ Lena Ann Rabbitt            By: /s/  Laurie M. Tillinghast
         ---------------------------    -----------------------------------
Name:  Lena Ann Rabbitt                 Name:  Laurie Tillinghast
Title:  Assistant Corporate             Title:  Vice President
        Secretary
                                        AETNA INVESTMENT SERVICES, INC, as
                                        Principal Underwriter

Attest:  /s/ Lena Ann Rabbitt           By: /s/ Maureen Gillis
       -----------------------------    ----------------------------------
Name:  Lena Ann Rabbitt                 Name:  Maureen Gillis
Title:  Assistant Corporate             Title:  President
Secretary